Exhibit 22.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-159707) of Diagnostic Imaging International Corp. (the “Company”) of our report dated April 15, 2010 with respect to our audit of the Company’s consolidated financial statements as of December 31, 2009 and 2008 and for the three years ended December 31, 2009, which report is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Jewett, Schwartz, Wolfe & Associates

Jewett, Schwartz, Wolfe & Associates

April 15, 2010